Exhibit 1.1

UNDERWRITING AGREEMENT

between

HAILIANG EDUCATION GROUP INC.

(a Cayman Islands exempted limited liability company)

and

NETWORK 1 FINANCIAL SECURITIES, INC.

as Underwriter

HAILIANG EDUCATION GROUP INC.

Minimum Offering: $10,003,000

Maximum Offering: $20,006,000

($        per share)

UNDERWRITING AGREEMENT

            , 2015

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned, Hailiang Education Group Inc., a Cayman Islands exempted limited liability company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement with Network 1 Financial Securities, Inc. (hereinafter referred to as “you” (including its correlatives) or the “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1 Purchase of Securities.

1.1.1 Nature and Purchase of Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Underwriter, an aggregate of between 1,429,000 (the “Minimum Offering”) and 2,858,000 American Depositary Shares (“ADSs”), each ADS representing sixteen ordinary share, par value $0.0001 per share (the “Ordinary Shares”). All ADSs to be offered and sold in the offering shall be issued and sold through the Underwriter, as agent for the Company, to the public, and the Underwriter agrees to use its best efforts to sell the ADSs as agents for the Company. The ADSs, the underlying Ordinary Shares and the ADRs evidencing such ADSs are referred to herein as the “Securities.”

(ii) The Securities are to be offered to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (the “Public Offering Price”).

1.1.2. Payment and Delivery.

(i) Subject to the penultimate sentence of this paragraph, the Securities, in the form of ADSs, will be delivered by the Company to the Underwriter against payment of the purchase price therefor at the offices of Mei & Mark LLP, counsel to the Underwriter (“Mei & Mark”), at 10:00 a.m. Eastern time, on the third (3rd) (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m. Eastern time, the fourth) Business Day after the date (the “Closing Date”) on which notice (the “Closing Notice”) requesting that the Offering be closed has been delivered to the Company by the Underwriter. The Closing Notice may be delivered at any time after notice has been delivered to the Company by the Underwriter that conditions for the Minimum Offering have been met. The Closing Date shall be no later than 90 days from the date of the Prospectus (the “Offering Termination Date”). If the Underwriter so elects, delivery of the Securities, each in the form of ADSs, may be made, for the accounts of the respective investors, by credit through full FAST transfer to the account at The Depository Trust Company (“DTC”) designated by the Underwriter. Certificates representing the ADSs, in definitive form and in such denominations and registered in such names as the Underwriter may reasonably request upon at least two Business Days’ prior written notice to the Company, will be made available for checking and packaging not later than 10:00 a.m. EST on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

(ii) Prior to the sale of all of the Securities, all funds received from purchasers of the Securities shall be placed in an escrow account (the “Escrow Account”) with Continental Stock Transfer & Trust Company, as escrow agent (“Escrow Agent”), in accordance with the amended and restated escrow agreement entered into by and among the Underwriter, the Company and the Escrow Agent dated             , 2015 (the “Escrow Agreement”), the form of which is attached as an exhibit to the Registration Statement. The Underwriter shall promptly deliver to the Escrow Agent all monies in the form of checks or wire transfers which it receives from prospective purchasers of the Securities by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and monies are received. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “CST&T Hailiang Education Group Inc. Escrow Account.” Upon delivery of the certificates (in form and substance reasonably satisfactory to the Underwriter) representing the Securities (or through the facilities of the DTC) and the Depositary under the Deposit Agreement, the Escrow Agent shall release such funds to the Company, in accordance with the terms of the Escrow Agreement. In the event that the Minimum Offering amount is not sold on or before the Offering Termination Date, as determined by the Escrow Agent in its sole discretion and in accordance with the Escrow Agreement, all funds then held in the Escrow Account shall be returned promptly to the respective purchasers as provided in the Escrow Agreement.

(iii) The Ordinary Shares underlying the Securities will be deposited pursuant to the Deposit Agreement, dated as of May 15, 2015 (the “Deposit Agreement”), entered into among the Company, Deutsche Bank Trust Company Authority, as depositary (the “Depositary”) and all holders from time to time of the ADSs. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”).

1.2 Nature of Underwriting.

The offering is being made without a firm commitment by the Underwriter, with no obligation or commitment on the part of the Underwriter to sell any of the ADSs. The Underwriter must sell the minimum number of securities offered (1,429,000 ADSs), if any are sold, and are required to use only their best efforts to sell the Securities offered.

1.3 Underwriter’s Remuneration.

1.3.1. Commission to the Underwriter. The Company agrees to provide to the Underwriter a commission of six percent (6%) of the Offering for the investors introduced by the Underwriter and a commission of three percent (3%) of the Offering for the investors introduced by the Company at the offering price set forth on the cover page of the Prospectus for the ADSs.

1.3.2. Underwriter’s Warrant. The Company hereby agrees to issue to the Underwriter (and/or its designees) on the Closing Date a warrant (“Underwriter’s Warrant”) for the purchase of a number of ADSs equal to 5% of the aggregate number of ADSs sold in the offering. The Underwriter’s Warrant in the form attached hereto as Exhibit A shall be exercisable, in whole or in part, during a period commencing on a date that is six months after the Closing Date and expiring on the three-year anniversary of the Closing Date at an initial exercise price per ADS of $8.75, which is equal to 125% of the Public Offering Price of the ADSs. The Underwriter’s Warrant and the ADSs issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Underwriter’s Securities.” The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrant and the underlying ADSs during 180 days following the date of effectiveness or commencement of sales of the public offering and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrant, or any portion thereof, of such securities for a period beginning on the date of effectiveness of the Registration Statement (the “Effective Date”) until 180 days after the Closing Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.3. Delivery. Delivery for the Underwriter’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

2.1 Filing of Registration Statement.

2.1.1. Pursuant to the Act.

(i) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-201263), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.”

(ii) The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form F-6 (File No. 333-202457), including any material incorporated by reference therein, for the registration of the ADSs under the Act (“ADS Registration Statement”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and Regulations.

(iii) The final prospectus in the form first furnished to the Underwriter for use in the Offering, is hereinafter called the “Prospectus.”

(iv) The ADS Registration Statement and the Registration Statement have been declared effective by the Commission on or prior to the date hereof. “Applicable Time” means [         am/pm on                     , 20     ], on the Effective Date or such other time as agreed to by the Company and the Underwriter.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-36907) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the ADSs. The registration of the ADSs under the Exchange Act has been declared effective by the Commission on or prior to the date hereof.

2.1.3. Registration under the Exchange Act. The Securities, are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement, ADS Registration Statement and Prospectus.

2.1.4. Listing on Nasdaq. The ADSs have been approved for listing on the Nasdaq Global Market (“Nasdaq”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Securities.

2.2 No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary Prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement or ADS Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3 Disclosures in Registration Statement.

2.3.1. 10b-5 Representation.

(i) The Registration Statement and the Prospectus and any post-effective amendments thereto will in all material respects comply with the requirements of the Act and the Regulations.

(ii) (a) The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Prospectus does not contain, and at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriter furnished to the Company by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any of the Underwriter consists solely of the disclosure contained in the “Plan of Distribution” section of the Prospectus (collectively, the “Underwriter’s Information”).

(iii) (a) The road show presentation and materials, when taken together as a whole with this Agreement and schedules (collectively, the “Disclosure Materials”), do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter’s Information described as such in Section 2.3.1(ii) hereof.

2.3.2. Disclosure of Agreements. There are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus or the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.

2.4 Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement and the Deposit Agreement; and (iii) no executive officer or director of the Company has resigned from his or her position with the Company.

2.4.2. Recent Securities Transactions, etc. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not, other than with respect to options to purchase Ordinary Shares at an exercise price equal to the then fair market price of the Ordinary Shares, as determined by the Company’s board of directors, granted to employees, consultants or service providers: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5 Independent Accountants. To the best of the Company’s knowledge, KPMG Huanzhen (SGP) (“KPMG”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.

2.6 Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity in all materially respects with International Financial Reporting Standards (“IFRS”), consistently applied throughout the periods involved, except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business.

2.7 Authorized Capital; Options, etc. The Company had the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued capital stock of the Company or any security convertible into capital stock of the Company, or any contracts or commitments to issue or sell capital stock or any such options, warrants, rights or convertible securities.

2.8 Valid Issuance of Securities, etc.

2.8.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.8.2. Securities Sold Pursuant to this Agreement and Underwriter’s Warrant. The Ordinary Shares underlying the Securities and the Underwriter’s Warrant have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities and the Underwriter’s Warrant, and their underlying Ordinary Shares, are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the foregoing Securities has been duly and validly taken. The Securities and Underwriters’ Warrant, and the underlying Ordinary Shares, conform in all material respects to all statements with respect thereto contained in the Registration Statement. When paid for and issued in accordance with the Underwriter’s Warrant, the ADSs purchasable thereunder and the underlying Ordinary Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the ADSs and underlying Ordinary Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriter’s Warrant has been duly and validly taken.

2.8.3. Issuance of American Depository Shares. Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued, and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery of these Securities, and payment therefor, the Company will transfer to the purchasers thereof good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind arising through the Company.

2.9 Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10 Validity and Binding Effect of Agreements. This Agreement, the Deposit Agreement and the Underwriter’s Warrant have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11 No Conflicts The execution, delivery, and performance by the Company of this Agreement, the Escrow Agreement, the Deposit Agreement, the Underwriter’s Warrant and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s memorandum and articles of association (as the same may be amended from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except such violation or breach that would not reasonably be expected to have a a material adverse effect on the assets, business, conditions, financial position or results of operations of the Company (a “Material Adverse Effect”).

2.12 No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material term or provision of its Charter, or in violation in any material respect of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13 Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Escrow Agreement and the Deposit Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement, the Deposit Agreement and the Underwriter’s Warrant and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any executive officer or director that is required to be and has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the ADSs on Nasdaq.

2.15 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

2.16 Transactions Affecting Disclosure to FINRA.

2.16.1. Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of its shareholders that may affect the Underwriter’ compensation, as determined by FINRA.

2.16.2. Payments Within Twelve Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the prior payment of $80,000 to Network 1 Financial Securities, Inc., the Underwriter, as provided hereunder in connection with the Offering.

2.16.3. FINRA Affiliation. To the best of the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriter, no Insider or any beneficial owner of 5% or more of the Company’s outstanding Ordinary Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

2.17 Foreign Corrupt Practices Act. Neither the Company nor, to the best of the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

2.18 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Mei & Mark shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.19 Lock-Up Period.

2.19.1. Each officer and director (each an “Insider”) and each beneficial owner of 5% or more of the Company holding outstanding Ordinary Shares (or securities convertible into Ordinary Shares) (together with the Insiders, the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit B that for a period ending 180 days after the Closing Date (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any ADSs or capital stock of the Company, including Ordinary Shares, or any securities convertible into or exercisable or exchangeable for such ADSs or capital stock, without the consent of the Underwriter, with certain exceptions. The Underwriter may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the ADSs would not be adversely impacted by sales and in cases of financial emergency of an Insider or other stockholder.

2.19.2. The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Underwriter, it will not, for a period ending 180 days after the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this paragraph 2.19.2 shall not apply to (i) the ADSs and Ordinary Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Underwriter has been advised in writing of such issuance prior to the date hereof or (iii) the issuance by the Company of option to purchase or shares of capital stock or restricted stock of the Company under any stock compensation plan of the Company outstanding on the date hereof. For purposes of subclause (ii) in this paragraph, the Underwriter acknowledges that disclosure in the Registration Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to the Underwriter.

2.19.3. Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by paragraph 2.20 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension.

2.20 Issuance of Additional Shares. The Company agrees that it will not issue additional shares of ADS or preferred stock or any underlying Ordinary Shares during the offering period. It further agrees that it will not issue additional shares for a period ending 180 days after the Closing Date without the Underwriter’s written consent.

2.21 Subsidiaries. Exhibit 21.1 of the Registration Statement lists each Subsidiary and consolidated entity of the Company and sets forth the ownership of all of the Subsidiaries. The Subsidiaries are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries, is as described in the Registration Statement, the Disclosure Materials and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or entity other than Hailiang Education Group Inc., a Cayman Islands exempted limited liability company (“Hailiang Cayman”), Hailiang Education (HK) Limited, a limited liability company established under the laws of the Hong Kong Special Administrative Region and wholly-owned subsidiary of Hailiang Cayman (“Hailiang HK”), Zhejiang Hailiang Education Consulting and Services Co., Ltd., a wholly foreign owned enterprise established under the laws of the People’s Republic of China (the “PRC”) and a wholly owned subsidiary of Hailiang HK (“Hailiang WFOE”) and Zhejiang Hailiang Education Investment Co., Ltd., a wholly foreign owned enterprise established under the laws of the PRC controlled by Hailiang WFOE through the VIE Agreements (“Hailiang Zhejiang”). Each of the Company and its Subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials and the Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

2.22 Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.23 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Directors, Senior Management and Employees.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

2.24 Sarbanes-Oxley Compliance.

2.24.1. Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that are sufficient to provide reasonable assurance that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2. Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25 No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is imminent.

2.27 Intellectual Property. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. To the best of the Company’s knowledge, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, except as disclosed in the Registration Statement. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

2.28 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect to taxes.

2.29 PRC Representation and Warranties.

2.29.1. Organization.

(i) Hailiang WFOE has been duly organized and is validly existing as a company under the laws of the PRC, and its business license is in full force and effect; Hailiang WFOE has been duly qualified as a foreign invested enterprise with the following approvals and certificates: (A) Certificate of Approval, (B) Business License, (C) Tax Registration Certificate, (D) Organization Code Certificate, and (E) State Administration for Foreign Exchange (“SAFE”) Registration Card. 100% of the equity interests of Hailiang WFOE are owned by the Company as described in the Prospectus, and such equity interests are free and clear of all liens, encumbrances, equities or claims; the articles of association, the business license and other constituent documents of Hailiang WFOE comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; Hailiang WFOE has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Hailiang WFOE or any of its properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope except for such that would not reasonably be expected to have a Material Adverse Effect and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; and all of the registered capital of Hailiang WFOE has been paid.

(ii) Hailiang Zhejiang has been duly organized and is validly existing as a limited liability company under the laws of the PRC and its business license is in full force and effect; 100% of the equity interests of Hailiang Zhejiang are indirectly controlled by the Company through contractual arrangements as described in the Prospectus (the “VIE Agreements”), and such equity interests are free and clear of all liens, encumbrances, equities or claims except for the pledge of the equity interests under the VIE Agreements; the articles of association, the business license and other constituent documents of Hailiang Zhejiang comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; except as disclosed in the Registration Statement, Hailiang Zhejiang has full power and authority (corporate and other) and has all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Hailiang Zhejiang or any of its properties required for the ownership or lease of property by it and the conduct of its business, except for such that would not reasonably be expected to have a Material Adverse Effect, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; the registered capital of has been fully paid by its shareholders.

(iii) Each of Hailiang WFOE and Hailiang Zhejiang has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms under PRC law; and, none of Hailiang WFOE or Hailiang Zhejiang owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the Prospectus.

2.29.2. PRC Taxes. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, including the risk factor set forth in “Risk Factors— Under the New EIT Law, we may be classified as a ‘‘resident enterprise’’ of China. Such classification could result in unfavorable tax consequences to us and our non-PRC shareholders,” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, Hong Kong or the Cayman Islands to any Chinese, Hong Kong or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the ADSs, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the purchasers, (B) the purchase from the Company and the sale and delivery of the Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADSs, or (D) the execution and delivery of this Agreement by the Underwriter or the Deposit Agreement.

2.29.3. Dividends and Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

2.29.4. Money Laundering. The operations of the Company, its Subsidiaries and Hailiang Zhejiang are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or Hailiang Zhejiang with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

2.29.5. Office of Foreign Assets Control. None of the Company, any of its Subsidiaries, Hailiang Zhejiang or, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, any of its Subsidiaries or Hailiang Zhejiang has conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, agents or the Underwriters, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company, any of its subsidiaries or Hailiang Zhejiang is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury, the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.29.6. Lending Relationships. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

2.29.7. No Immunity. None of the Company, its Subsidiaries, Hailiang Zhejiang or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Company, its Subsidiaries, Hailiang Zhejiang or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, its Subsidiaries and Hailiang Zhejiang waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement and the Deposit Agreement.

2.29.8. Free Transferability of Dividends or Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands, Hong Kong and PRC law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, Hong Kong and the PRC in accordance with the Deposit Agreement, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC, will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

2.29.9. Not a PFIC. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, the Company does not expect that it will be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

2.29.10. Compliance with SAFE Regulations. The Company has taken all reasonable steps to cause all of the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (SAFE) relating to such shareholders’ and optionholders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

2.29.11. M&A and CSRC Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (CSRC) and the State Administration of Foreign Exchange of China (SAFE) on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriter:

(i) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the Securities on Nasdaq and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof, at the Closing Date or on each settlement date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, as amended (collectively, the “M&A Rules and Related Clarifications”).

(ii) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the Securities on Nasdaq, or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement.

2.29.12. Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

2.29.13. Choice of Law. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the choice of law provision set forth in Section 8.6 of this Agreement, and the comparable provision in the Deposit Agreement, each constitutes a legal and valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 8.6 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 8.6 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 8.6 of this Agreement and Section 7.6 of the Deposit Agreement.

2.29.14. Recognition of Judgments. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that such judgment is (A) given by a foreign court of competent jurisdiction; (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (C) is final; (D) is not in respect of taxes, a fine or a penalty; and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

2.30 MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Underwriter.

3.3 Delivery to the Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement, ADS Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two copies of the executed Registration Statements and all post-effective amendments thereto.

3.4 Effectiveness and Events Requiring Notice to the Underwriter. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus the earlier of 90 days from the Applicable Time or until the closing of the Offering and will promptly notify the Underwriter and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and ADS Registration Statement, and any amendments thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the filing with the Commission of any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, ADS Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement, ADS Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5 Review of Financial Statements. For a period of two (2) years from the Effective Date, the Company, at its expense, shall prepare financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

3.6 Reports to the Underwriter.

3.6.1 Periodic Reports, etc. For a period of one year from the Effective Date, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of each Form 6-K prepared and filed by the Company; (iii) a copy of each registration statement filed by the Company under the Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Underwriter may from time to time reasonably request; provided the Underwriter shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Underwriter and Mei & Mark in connection with the Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriter pursuant to this Section.

3.7 Payment of Expenses.

3.7.1. General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date all expenses incident to the preparation of, and performance of the obligations of, the Company under this Agreement and the Deposit Agreement, including, but not limited to: (a) all filing fees relating to the registration of the ADSs to be sold in the Offering with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such ADSs on the Nasdaq and such other stock exchanges as the Company and the Underwriter together determine; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of such ADSs under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (d) the costs of all mailing and printing of the offering documents, Registration Statements, ADS Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (e) the costs of preparing, authenticating, issuing, printing and delivering certificates representing the ADSs; (f) fees and expenses of the Depositary for the ADSs; (g) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (h) the fees and expenses of the Company’s accountants; (i) the fees and expenses of the Company’s legal counsel and other agents; (j) the costs associated with post-Closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times except that that Company shall only reimburse the Underwriter for the costs of this subsection; (k) if the Company gives its prior written consent to such advertisements; and (l) actual “road show” expenses for the Offering incurred by the Company. The Underwriter may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriter. Such expenses shall include reimbursement of up to $120,000 of the Underwriter’s actual expenses including but not limited to (a) reasonable travel and out-of-pocket expenses in connection with the Offering; (b) reasonable fees and expenses of legal counsel incurred by the Underwriter in connection with the Offering; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual, which fees, expenses and disbursements shall not exceed $10,000 in the aggregate; and (d) preparation of printed documents for closing and deal mementos with costs not exceeding $3,000. Any remaining costs and expenses of the Underwriter shall be borne by the Underwriter. The Underwriter acknowledges that $80,000 of this allowance has been paid by the Company and shall be deducted from the accountable expense allowance payable pursuant to this Section 3.7.1.

3.7.2. Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.7.1, on the Closing Date it will pay to the Underwriter a non-accountable expense allowance of 1.8% of the first $10,000,000 of the Offering by deduction from the proceeds of the Offering contemplated herein.

3.8 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.9 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.10 Stabilization. The Company, will not, and will use its best efforts to ensure that, any of its employees, directors or shareholders (without the consent of the Underwriter) will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

3.11 Internal Controls. Except as disclosed in the Disclosure Materials, the Registraion Statement and the Prospectus, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12 Accountants. After the Effective Date, the Company shall retain independent public accountants reasonably acceptable to the Underwriter, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least two years after the Effective Date. The Underwriter acknowledges that KPMG is acceptable to the Underwriter.

3.13 FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it becomes aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Securities.

3.14 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter responsibility to the Company is solely contractual in nature and that none of the Underwriter of its affiliates shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.15 Amendments to Deposit Agreement. After the Effective Date, the Company will deliver to the Underwriter a copy of any proposed amendment to the Deposit Agreement, prior to effectiveness of any such amendment.

3.16 Compliance with SAFE Regulations. The Company shall use reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, residents or citizens of the PRC, to comply with the SAFE Rules and Regulations applicable to them, including without limitation, requesting each such shareholder and option holder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

3.17 Maintenance of Transfer Restrictions. The Company shall at all times after the Closing Date maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements (as defined below) and shall use commercially reasonable efforts to ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.

3.18 Compliance with Terms of Deposit Agreement. The Company will comply with the terms of the Deposit Agreement.

3.19 Maintenance of ADS Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the ADSs on Nasdaq.

3.20 Foreign Corrupt Practices Act. The Company will take reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriter hereunder shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date; (ii) the performance by the Company of its obligations hereunder and (iii) the following conditions:

4.1 Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement and ADS Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement and ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Mei & Mark LLP.

4.1.2. FINRA Clearance. By the Effective Date, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

4.1.3. Nasdaq Stock Market Clearance. On or prior to the Closing Date, the Securities shall have been approved for listing on Nasdaq, subject only to written confirmation of the Closing by the Company.

4.2 Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Kirkland & Ellis, U.S. securities counsel to the Company, dated the Closing Date, addressed to the Representative, in form and substance reasonably satisfactory to the Underwriter.

4.2.2. Cayman Opinion. On the Closing Date, the Underwriter shall have received the favorable opinion of Conyers Dill & Pearman (Cayman) Limited, Cayman Islands counsel to the Company, in form and substance reasonably satisfactory to the Underwriter.

4.2.3. PRC Opinion. On the Closing Date, the Underwriter shall have received the favorable opinion of AllBright Law Offices, PRC counsel to the Company, in form and substance reasonably satisfactory to the Underwriter.

4.2.4. Depositary Counsel Opinion. The Company shall have requested and caused White & Case, LLP, counsel for the Depositary, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

4.2.5. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriter) of other counsel reasonably acceptable to the Underwriter, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Me& Mark if requested. The opinions referenced in Sections 4.2.1, 4.2.2, 4.2.3, 4.2.4 and 4.2.4 shall include a statement to the effect that it may be relied upon by counsel for the Underwriter in its opinion delivered to the Underwriter.

4.3 Cold Comfort Letter. At the time this Agreement is executed, and the Closing Date, the Underwriter shall have received (i) a cold comfort letter, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and to Mei & Mark from KPMG, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and (ii) an officer’s certificate from the chief financial officer of the Company dated such date, in form and substance satisfactory to the Underwriter, to the effect set forth in Exhibit C attached hereto.

4.4 Bring-down Comfort Letter and CFO Certificate. At the Closing Date, the Underwriter shall have received (i) from KPMG a letter with respect to the Company, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 4.3(i) to the extent permitted by the AICPA auditing standards, except that the specified date referred to shall be a date not more than three business days prior to Closing Date and (ii) from the Company a certificate of the chief financial officer of the Company, dated as of the Closing Date, to the effect that the chief financial officer of the Company reaffirms the statements made in the certificate furnished pursuant to Section 4.3 (ii).

4.5 Officers’ Certificates.

4.5.1. Officers’ Certificate. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement and the Deposit Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 4.4 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects.

4.5.2. Secretary’s Certificate. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, respectively, certifying: (i) that the Charter is true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement and the Deposit Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.6 No Material Changes. Prior to and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, ADS Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or, to the best of the Company’s knowledge, threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may material adverse change in the condition or prospects of the Company, except as set forth in the Registration Statement, ADS Registration Statement and Prospectus.

4.7 Delivery of Agreements and Certificates.

4.7.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Underwriter executed copies of this Agreement, the Deposit Agreement and the Lock-Up Agreements.

4.7.2. Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Underwriter an executed original of the Underwriter’s Warrant.

4.7.3. Deposit Agreement Effective. The Deposit Agreement shall be in full force and effect on or prior to the Effective Date.

4.7.4. Certificates and ADRs. The Depositary shall have furnished or caused to be furnished to the Underwriter certificates satisfactory to the Underwriter evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriter on the Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriter may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, the Closing Date by the Underwriter, and such termination shall be without liability of any party to any other party except as provided in Section 8.3 and except that Section 5 shall survive any such termination and remain in full force and effect. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be provided by this Section 4 shall be provided to Mei & Mark LLP, counsel for the Underwriter, whose address is at 818 18th Street NW, Suite 410, Washington, DC 20006 on or prior to the Closing Date.

5. Indemnification.

5.1 Indemnification of the Underwriter.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each of their respective directors, officers and employees and each person, if any, who controls the Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter and the Company, or between any of the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement, ADS Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement, ADS Registration Statement or Prospectus, or any amendment or supplement thereof. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of the Underwriter to the extent that any loss, liability, claim, damage or expense of the Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, if the untrue statement or omission has been corrected in the Prospectus. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, ADS Registration Statement or Prospectus.

5.1.2. Procedure. If any action is brought against the Underwriter or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter) and payment of actual expenses. The Underwriter or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in advance in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel) and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or any Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2 Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, ADS Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, ADS Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, ADS Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

5.3 Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter are responsible for that portion represented by the percentage that the commission appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

5.3.2. Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or the Underwriter) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its Underwriter of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Additional Covenants.

6.1 Board Composition and Board Designations. For so long as the Company’s ADSs remain listed on Nasdaq, the Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of Nasdaq or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

6.2 Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7. Effective Date of this Agreement and Termination Thereof.

7.1 Effective Date. This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

7.2 Termination. You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if trading on the New York Stock Exchange, the Nasdaq, the Nasdaq Global Market or the Nasdaq Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (ii) if the United States shall have become involved in a new war or an increase in major hostilities, which, in the Underwriter’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the securities, or (iii) if a banking moratorium has been declared by a New York State or federal authority, or (iv) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (v) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the securities.

7.3 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8. Miscellaneous.

8.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

To the Company:

Hailiang Education Group Inc.

386 Jiefangbei Road

Diankou Town, Zhuji

Zhejiang Province, China 311814

Attention: Ming Wang

Facsimile: 86-575-8706-2008

E-mail: wangming@hailiang.com

with a copy to:

Kirkland & Ellis

26/F, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attention:	David T. Zhang, Esq.
Benjamin Su, Esq.

Facsimile: 852-3761-3301

E-mail:	david.zhang@kirkland.com
benjamin.su@kirkland.com

To you:

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Attention: Damon Testaverde

Facsimile: 732-758-6671

E-mail: ddtestaverde@netw1.com

with a copy to:

Mei & Mark LLP

818 18th Street NW, Suite 410

Washington, DC 20006

Attention: Fang Liu

Facsimile: 888-706-1173

Email: fliu@meimark.com

8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

8.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

8.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal Underwriters and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriter.

8.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

8.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

8.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

HAILIANG EDUCATION GROUP INC.

By:
Name:
Title:

Accepted on the date first above written.

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name:
Title:

EXHIBIT A

FORM OF UNDERWRITER’S WARRANT

THE REGISTERED HOLDER OF THIS UNDERWRITER’S WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS UNDERWRITER’S WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS UNDERWRITER’S WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS UNDERWRITER’S WARRANT FOR A PERIOD BEGINNING FROM THE EFFECTIVENESS OF THE REGISTRATION STATEMENT (DEFINED BELOW) UNTIL 180 DAYS AFTER THE CLOSING DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) NETWORK 1 FINANCIAL SECURITIES, INC. (“NETWORK 1”) OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF NETWORK 1 OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

UNDERWRITER’S WARRANT

Warrant Certificate No:

Original Issue Date:

For the Purchase of

     ADSs

of

HAILIANG EDUCATION GROUP INC.

1. Underwriter’s Warrant.

THIS CERTIFIES THAT, for value received, [NAME OF HOLDER], a [JURISDICTION AND TYPE OF ENTITY, or its registered assigns (“Holder”), as registered owner of this Underwriter’s Warrant, to HAILIANG EDUCATION GROUP INC. (“Company”), Holder is entitled, at any time or from time to time from             , 2015 (six months after the Closing Date (as the term is defined in the Underwriting Agreement dated             , 2015) of the offering (the “Offering”), as set forth in the Company’s registration statement on Form F-1 (No. 333-201263) (the “Registration Statement”) (the “Expiration Date”), and at or before 5:00 p.m., Eastern Time,             , 2018, (the three-year anniversary of the Closing Date of the Offering) but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to          (        ) ADSs of the Company. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Underwriter’s Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Underwriter’s Warrant. This Underwriter’s Warrant is initially exercisable at $         per ADS (125% of the price of the ADSs at the effective date of the Offering) so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Underwriter’s Warrant, including the exercise price per share and the number of ADS to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Underwriter’s Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Underwriter’s Warrant and payment of the Exercise Price for the ADS being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Underwriter’s Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Legend. Each certificate for the securities purchased under this Underwriter’s Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (“Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law.”

2.3 Cashless Exercise.

2.3.1 Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of ADSs for which this Underwriter’s Warrant is exercisable in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Underwriter’s Warrant into ADSs (“Conversion Right”) as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of ADSs equal to the quotient obtained by dividing (x) the “Value” (as defined below) of the portion of the Underwriter’s Warrant being converted by (y) the Current Market Price (as defined below) of an ADS. The “Value” of the portion of the Underwriter’s Warrant being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of ADSs underlying the portion of this Underwriter’s Warrant being converted from (b) the Current Market Price of an ADSs multiplied by the number of ADSs underlying the portion of the Underwriter’s Warrant being converted. The “Current Market Price” of a share shall mean (i) if the ADSs are listed on a national securities exchange or quoted on the Nasdaq Global Market, or FINRA OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the average closing price of an ADS for five (5) trading days immediately preceding the date of determination of the Current Market Price in the principal trading market for the ADSs as reported by the exchange, Nasdaq or FINRA, as the case may be; (ii) if the ADSs are not listed on a national securities exchange or quoted on the Nasdaq Global Market, or the FINRA OTC Bulletin Board (or successor such as the Bulletin Board Exchange), but is traded in the residual over-the-counter market, the closing bid price for an ADS on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the ADSs cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company (the “Board”) shall determine, in good faith.

2.3.2 Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Underwriter’s Warrant with a duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of ADSs the Holder will purchase pursuant to such Cashless Exercise Right.

3. Transfer.

3.1 General Restrictions. The registered Holder of this Underwriter’s Warrant agrees that it will not sell, transfer, assign, pledge or hypothecate this Underwriter’s Warrant for a period beginning from the effectiveness of the Registration Statement until 180 days after the Closing Date to anyone other than (i) NETWORK 1 or an underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of NETWORK 1 or of any such underwriter or selected dealer. After a period of 180 days following the Closing Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Underwriter’s Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Underwriter’s Warrant on the books of the Company and shall execute and deliver a new Underwriter’s Warrant or Underwriter’s Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of ADSs purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Underwriter’s Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Mei & Mark LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state securities law has been established.

4. New Underwriter’s Warrants to be Issued.

4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Underwriter’s Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Underwriter’s Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Underwriter’s Warrant of like tenor to this Underwriter’s Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of ADSs purchasable hereunder as to which this Underwriter’s Warrant has not been exercised or assigned.

4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Underwriter’s Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Underwriter’s Warrant of like tenor and date. Any such new Underwriter’s Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Registration Rights.

5.1 Demand Registration.

5.1.1 Grant of Right. The Company, upon written demand (“Demand Notice”) of the Holder(s) of at least 51% of the Underwriter’s Warrants and/or the underlying securities (“Majority Holders”), agrees to register on two occasions, all or any portion of the ADSs (collectively, the “Registrable Securities”) as requested by the Majority Holders in the Demand Notice, provided that no such registration will be required unless the Holders request registration of an aggregate of at least 51% of the outstanding Registrable Securities. On such occasion, the Company will file a new registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within sixty days after receipt of the Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time one year after the Closing Date, but no later than three years after the Closing Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Underwriter’s Warrants and/or the Registrable Securities within ten days from the date of the receipt of any such Demand Notice, who shall have five days from the receipt of such Notice in which to notify the Company of their desire to have their Registrable Securities included in the Registration Statement.

5.1.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities upon the first Demand Notice, including the reasonable expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions, if any. The Holders shall bear all fees and expenses attendant to registering the Registrable Securities upon the second Demand Notice. The Company agrees to use its commercially reasonable efforts to qualify or register the Registrable Securities in such States as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (i) the Company to be obligated to qualify to do business in such State or execute a general consent to service of process, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 5.1.1 to remain effective for a period of twelve consecutive months from the effective date of such registration statement or post-effective amendment or until the Holders have completed the distribution of the Registrable Securities included in the Registration Statement, whichever occurs first.

5.1.3. Deferred Filing. If (i) in the good faith judgment of the Board, filing a registration statement pursuant to Section 5.1 would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing on two occasions for an aggregate of not more than one hundred and twenty (120) days in any twelve-month period.

5.1.4. No Cash Settlement Option. The Company is only required to use its best efforts to cause a registration statement covering issuance of the Registrable Securities underlying the Underwriter’s Warrant to be declared effective, and once effective, only to use its best efforts to maintain the effectiveness of the registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in no event is the Company obligated to settle any Underwriter’s Warrant, in whole or in part, for cash in the event it is unable to register the Registrable Securities.

5.2 “Piggy-Back” Registration.

5.2.1 Grant of Right. In addition to the demand right of registration, the Holders of the Underwriter’s Warrants shall have the right for a period of not more than three years after Closing Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any successor or equivalent form); provided, however, that if, in the written opinion of the Company’s managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, and (ii) without materially and adversely affecting the entire offering, then the Company will still be required to include the Registrable Securities, but may require the Holders to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of 90 days from the effective date of the offering, provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by all stockholders in such public offering shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities.

5.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Underwriter’s Warrant is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten business days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above “piggy-back” rights that does not relate to a firm commitment underwritten offering to remain effective for at least nine consecutive months from the effective date of such registration statement or until the Holders have completed the distribution of the Registrable Securities in the registration statement, whichever occurs first.

5.3 Damages. Intentionally omitted.

5.4 General Terms.

5.4.1 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the underwriters contained in Section 5 of the Underwriting Agreement in the Offering. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the underwriters have agreed to indemnify the Company.

5.4.2 Exercise of Underwriter’s Warrants. Nothing contained in this Underwriter’s Warrant shall be construed as requiring the Holder(s) to exercise their Underwriter’s Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.4.3 Documents Delivered to Holders. The Company shall furnish NETWORK 1, as representative of the Holders participating in any of the foregoing offerings, a signed counterpart, addressed to the participating Holders, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities; provided however, that in the case of an underwritten offering, the provisions of the underwriting agreement described in Section 5.4.4 shall control. The Company shall also deliver promptly to NETWORK 1, as representative of the Holders participating in the offering, the correspondence and memoranda described below and copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit NETWORK 1, as representative of the Holders, to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as NETWORK 1, as representative of the Holders, shall reasonably request. The Company shall not be required to disclose any confidential information or other records to NETWORK 1, as representative of the Holders, or to any other person, until and unless such persons shall have entered into confidentiality agreements (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto.

5.4.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 5, which managing underwriter shall be reasonably acceptable to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution or as are customarily required of selling shareholders in a firm commitment underwritten offering. Such Holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 5. Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

5.4.5 Rule 144 Sale. Notwithstanding anything contained in this Section 5 to the contrary, the Company shall have no obligation pursuant to Sections 5.1 or 5.2 for the registration of Registrable Securities held by any Holder, where such Holder would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Holder.

5.4.6 Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or that would otherwise require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the Company, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemental or amended prospectus, or the public disclosure and dissemination of such information, as the case may be, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of ADSs underlying the Underwriter’s Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Stock Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding ADSs or Ordinary Shares is increased by a stock dividend payable in ADSs or by a split up of Ordinary Shares or other similar event, then, on the effective day thereof, the number of ADSs purchasable hereunder shall be increased in proportion to such increase in outstanding ADSs. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Underwriter’s Warrant is for the purchase of one ADS at $6.25 per ADS, upon effectiveness of the dividend, this Underwriter’s Warrant will be adjusted to allow for the purchase of one ADS for $3.125. In such example, the number of ADSs purchasable hereunder would be doubled.

6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding ADSs is decreased by a consolidation, combination or reclassification of ADSs or other similar event, then, on the effective date thereof, the number of ADSs underlying this Underwriter’s Warrant each of purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares.

6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding ADSs or Ordinary Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of ADS or Ordinary Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding ADSs, or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Underwriter’s Warrant shall have the right thereafter (until the expiration of the right of exercise of this Underwriter’s Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of ADSs or Ordinary Shares of the Company obtainable upon exercise of this Underwriter’s Warrant immediately prior to such event; and if any reclassification also results in a change in the number of ADSs or Ordinary Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

6.1.4 Changes in Form of Underwriter’s Warrant. This form of Underwriter’s Warrant need not be changed because of any change pursuant to this Section, and Underwriter’s Warrants issued after such change may state the same Exercise Price and the same number of ADSs are stated in the Underwriter’s Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Underwriter’s Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.1.5 Adjustment to Exercise Price Upon Issuance of ADS. Except in the case of an event described in either Section 6.1.1, Section 6.1.2 or Section 6.1.3, if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or in accordance with Section 6.1.7 is deemed to have issued or sold, any shares of ADS without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i) the sum of (A) the product obtained by multiplying the ADS deemed outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii) the sum of (A) the ADS deemed outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of ADS issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

6.1.6 Adjustment to Number of Warrant Shares Upon Adjustment to Exercise Price. Upon any and each adjustment of the Exercise Price as provided in Section 6.1.5, the number of warrant shares issuable upon the exercise of this Warrant (“Warrant Shares”) immediately prior to any such adjustment shall be increased to a number of Warrant Shares equal to the quotient obtained by dividing:

(i) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by

(ii) the Exercise Price resulting from such adjustment.

6.2 Substitute Underwriter’s Warrant. In case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding ADSs), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Underwriter’s Warrant providing that the holder of each Underwriter’s Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Underwriter’s Warrant) to receive, upon exercise of such Underwriter’s Warrant, the kind and amount of ADSs and other securities and property receivable upon such consolidation or merger, by a holder of the number of ADSs of the Company for which such Underwriter’s Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Underwriter’s Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of ADSs upon the exercise of the Underwriter’s Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, ADSs or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized ADSs and Ordinary Shares, solely for the purpose of issuance upon exercise of the Underwriter’s Warrants, such number of shares of ADSs, Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Underwriter’s Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all ADSs and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Underwriter’s Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all ADSs issuable upon exercise of the Underwriter’s Warrants, to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq Global Market, OTC Bulletin Board or any successor trading market) on which the ADSs, issued to the public in the Offering may then be listed and/or quoted.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriter’s Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its ADSs for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its ADSs any additional ADSs of the Company or securities convertible into or exchangeable for ADSs of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Underwriter’s Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) If to the registered Holder of the Underwriter’s Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

Hailiang Education Group Inc.

386 Jiefangbei Road

Diankou Town, Zhuji

Zhejiang Province, China 311814

Attention: Ming Wang

Facsimile:86-575-8706-2008

E-mail: wangming@hailiang.com

9. Miscellaneous.

9.1 Amendments. The Company and NETWORK 1 may from time to time supplement or amend this Underwriter’s Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and NETWORK 1 may deem necessary or desirable and that the Company and NETWORK 1 deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Underwriter’s Warrant.

10. Entire Agreement. This Underwriter’s Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Underwriter’s Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.1 Binding Effect. This Underwriter’s Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Underwriter’s Warrant or any provisions herein contained.

10.2 Governing Law; Submission to Jurisdiction. This Underwriter’s Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Underwriter’s Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.3 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Underwriter’s Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Underwriter’s Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Underwriter’s Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Underwriter’s Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.4 Execution in Counterparts. This Underwriter’s Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

10.5 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Underwriter’s Warrant, Holder agrees that, at any time prior to the complete exercise of this Underwriter’s Warrant by Holder, if the Company and NETWORK 1 enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Underwriter’s Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

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IN WITNESS WHEREOF, the Company has caused this Underwriter’s Warrant to be signed by its duly authorized officer as of the      day of             , 2015.

HAILIANG EDUCATION GROUP INC.

By:

Name:	Ming Wang

Its: Chief Executive Officer

Form to be used to exercise Underwriter’s Warrant:

Hailiang Education Group Inc.

386 Jiefangbei Road

Diankou Town, Zhuji

Zhejiang Province, China 311814

Attn: Ming Wang

Date:             , 201

The undersigned hereby elects irrevocably to exercise the within Underwriter’s Warrant and to purchase          ADSs of Hailiang Education Group Inc. and hereby makes payment of $             (at the rate of $             per ADS) in payment of the Exercise Price pursuant thereto. Please issue the ADSs as to which this Underwriter’s Warrant is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to convert its right to purchase          ADSs purchasable under the within Underwriter’s Warrant by surrender of the unexercised portion of the attached Underwriter’s Warrant (with a “Value” based of $             based on a “Market Price” of $            ). Please issue the ADSs as to which this Underwriter’s Warrant is exercised in accordance with the instructions given below.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Underwriter’s Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Underwriter’s Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Underwriter’s Warrant):

FOR VALUE RECEIVED,                                         does hereby sell, assign and transfer unto                      the right to purchase              ADSs of Hailiang Education Group Inc. (“Company”) evidenced by the within Underwriter’s Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:             , 201

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Underwriter’s Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Lock-Up Agreement

                 , 20

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned understands that Network 1 Financial Securities, Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hailiang Education Group Inc., a Cayman Islands exempted limited liability company (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter named in the Underwriting Agreement of minimum of 1,429,000 and maximum of 2,858,000 American Depositary Shares (“ADSs”) representing 22,864,000 and 45,728,000 ordinary shares (“Securities,”) respectively, par value $0.0001 per share, of the Company.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 180 days after the Closing Date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or capital stock of the Company including ordinary shares (“Ordinary Shares”) or any securities convertible into or exercisable or exchangeable for such ADSs or capital stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such ADSs or capital stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company capital stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may transfer Ordinary Shares held by the undersigned without the prior consent of the Underwriter in connection with (a) transfers of Shares or any security convertible into Ordinary Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (a), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares (or ADSs representing the same), shall be required or shall be voluntarily made during the Lock-up Period, (b) transfer of Ordinary Shares to a charity or educational institution, or (c) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Ordinary Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value. In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Underwriter, it will not make any demand for or exercise any right with respect to the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for such ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent(s) and/or registrar against the transfer of the undersigned’s securities or Ordinary Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Underwriter waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares, provided that the undersigned does not transfer the Ordinary Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by the Company, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs and Ordinary Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name):

(Address)

EXHIBIT C

FORM OF CFO CERTIFICATE

TO BE DELIVERED PURSUANT TO SECTION 4.3(ii)

I, Lei Chen, Chief Financial Officer of Hailiang Education Group Inc., a company incorporated in the Cayman Islands (the “Company”), pursuant to SECTION 5(m) of the Underwriting Agreement, dated May 15, 2015 (the “Underwriting Agreement”), by and between the Company and the Underwriter, hereby certify, solely in the capacity as an officer of the Company for and on behalf of the Company, that I am familiar with the accounting, operations, records systems and internal controls of the Company, I have participated in the preparation of the Registration Statement and the Prospectus, I have reviewed the disclosure in the Registration Statement and the Prospectus, and I have performed the following procedures on the financial and operating information and data identified and circled by you in the preliminary prospectus dated April 3, 2015 attached hereto as Annex A and the Prospectus, dated May 15, 2015 attached hereto as Annex B:

(A) Compared the amount or ratio with a corresponding amount or ratio included in a schedule prepared by Company’s accounting personnel and derived from the Company’s accounting records and found them to be in agreement (giving effect to rounding where applicable), proved the arithmetic accuracy of such schedule, compared the amounts appearing in such schedule with the accounting records of the Company and found them to be in agreement (giving effect to rounding where applicable); and

(B) Compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable).

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement. This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated as of

By:
Name:	Lei Chen
Title:	Chief Financial Officer